EXHIBIT A

The undersigned, EJF Capital LLC, a Delaware limited liability company, Emanuel J. Friedman, Neal J. Wilson, EJF Sidecar Fund, Series LLC – Small Financial Equities Series, a Delaware separate series limited liability company, EJF Financial Services Fund, LP, a Delaware limited partnership, and EJF Financial Services GP, LLC, a Delaware limited liability company, hereby agree and acknowledge that the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them.  The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated: November 13, 2025
EJF CAPITAL LLC
By:	/s/ Thomas Davison
	Name:	Thomas Davison
	Title:	General Counsel

EMANUEL J. FRIEDMAN
By:	/s/ Emanuel J. Friedman
	Name:	Emanuel J. Friedman

Neal J. Wilson
By:	/s/ Neal J. Wilson
	Name:	Neal J. Wilson

EJF SIDECAR FUND, SERIES LLC – SMALL FINANCIAL EQUITIES SERIES
By:	EJF CAPITAL LLC
Its:	Managing Member
By:	/s/ Thomas Davison
	Name:	Thomas Davison
	Title:	General Counsel

EJF FINANCIAL SERVICES FUND, LP
By:	EJF FINANCIAL SERVICES GP, LLC
Its:	General Partner

By:	EJF CAPITAL LLC
Its:	Sole Member
By:	/s/ Thomas Davison
	Name:	Thomas Davison
	Title:	General Counsel

EJF FINANCIAL SERVICES GP, LLC
By:	EJF CAPITAL LLC
Its:	Sole Member
By:	/s/ Thomas Davison
	Name:	Thomas Davison
	Title:	General Counsel